                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                              CARBO Ceramics Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                               CARBO CERAMICS INC.

                                   ----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



The Shareholders of CARBO Ceramics Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of CARBO Ceramics Inc. will be held Tuesday, April 8, 2003 at 9:00 A.M. local time, at The Mansion on Turtle Creek, 2821 Turtle Creek Boulevard, Dallas, Texas, for the following purposes:

     1. To elect six directors, the names of whom are set forth in the accompanying proxy statement, to serve until the 2004 Annual Meeting.

     2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company.

     3. To transact such other business as may properly be brought before the meeting.

Shareholders of record at the close of business on February 14, 2003 are the only shareholders entitled to notice of, and to vote at, the Annual Meeting of Shareholders.


                                      By Order of the Board of Directors,


                                      /s/ Paul G. Vitek

                                      Paul G. Vitek
                                      Secretary/Treasurer
                                      March 12, 2003


                                    IMPORTANT

Whether or not you expect to attend the meeting, please vote, sign, date and return the enclosed proxy in the enclosed self-addressed envelope as promptly as possible. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.

                               CARBO CERAMICS INC.
                            6565 MacArthur Boulevard
                                   Suite 1050
                               Irving, Texas 75039

                                 PROXY STATEMENT


INFORMATION CONCERNING SOLICITATION AND VOTING

The enclosed Proxy is solicited on behalf of the Board of Directors of CARBO Ceramics Inc. (the "Company") for use at the Company's Annual Meeting of Shareholders ("Annual Meeting") to be held April 8, 2003 at 9:00 A.M. local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at The Mansion on Turtle Creek, 2821 Turtle Creek Boulevard, Dallas, Texas.

The Company's principal executive offices are located at 6565 MacArthur Boulevard, Suite 1050, Irving, Texas 75039. The telephone number at that address is (972) 401-0090.

The cost of preparing, assembling and mailing the proxy material, and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons, will be borne by the Company. The Company does not intend to solicit proxies otherwise than by use of the mail, but certain employees of the Company, without additional compensation, may use personal efforts, by telephone or otherwise, to obtain proxies. These proxy solicitation materials are being mailed on or about March 12, 2003 to all shareholders entitled to vote at the Annual Meeting.

A shareholder giving a proxy pursuant to this solicitation may revoke it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

Proposals of shareholders of the Company that are intended to be presented at the Company's 2004 Annual Meeting must be received by the Secretary of the Company no later than November 9, 2003 in order to be considered for inclusion in the proxy statement and form of proxy for that meeting.

RECORD DATE, SHARES OUTSTANDING AND VOTING

Only shareholders of record at the close of business on February 14, 2003 are entitled to notice of, and to vote at, the Annual Meeting. At the record date, 15,483,836 shares of the Company's Common Stock were issued and outstanding and entitled to be voted at the meeting.

Every shareholder is entitled to one vote for each share held with respect to each matter, including the election of directors, which comes before the Annual Meeting. Shareholders do not have the right to cumulate their votes in the election of directors. If a shareholder specifies how the proxy is to be voted with respect to any of the proposals for which a choice is provided, the proxy will be voted in accordance with such specifications. If a shareholder fails to specify with respect to such proposals, the proxy will be voted FOR all director nominees and FOR the ratification of the appointment of Ernst & Young LLP as independent auditors. Broker non-votes and abstentions are not treated as votes cast or shares entitled to vote with respect to such proposals. The affirmative vote of holders of a plurality of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote is required to elect each director nominee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists as of March 1, 2003, with respect to each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock of the Company, the name and address of such owner, the number of shares of Common Stock beneficially owned and the percentage such shares comprised of the outstanding shares of Common Stock of the Company. Except as indicated, each holder has sole voting and dispositive power over the listed shares.

                                                                SHARES BENEFICIALLY
                                                                       OWNED
NAME AND ADDRESS                                                -------------------
OF BENEFICIAL OWNER                                               NUMBER    PERCENT
-------------------                                             ----------  -------
William C. Morris(1)                                             3,326,900    21.49%
     100 Park Avenue
     New York, New York 10017

FMR Corporation(2)                                               1,410,194     9.11%
     82 Devonshire Street
     Boston, MA 02109

Lewis L. Glucksman(3)                                            1,365,000     8.82%
     Two Fifth Avenue, Apt. 16D/E
     New York, New York 10011

Robert S. Rubin                                                  1,150,000     7.43%
     320 Park Avenue, 18th Floor
     New York, New York 10022

Kayne Anderson Rudnick Investment Management, LLC(4)             1,145,116     7.40%
     1800 Avenue of the Stars
     Los Angeles, CA 90067


(1) Shares shown as beneficially owned by Mr. Morris include 595,000 shares of Common Stock owned by Mr. Morris' wife and certain charitable foundations as to which shares Mr. Morris disclaims any beneficial ownership.

(2) Based on a Schedule 13G filed with the Securities and Exchange Commission as of December 31, 2002. FMR Corp. reported sole voting power as to 479,594 shares and sole dispositive power as to 1,410,194 shares and reported that various persons shared the right to receive or the power to direct dividends from, or the proceeds from the sale of, the shares.

(3) Shares shown as beneficially owned by Mr. Glucksman include 445,000 shares of Common Stock owned by Mr. Glucksman's wife as to which shares Mr. Glucksman disclaims any beneficial ownership.

(4) Based on a Schedule 13G filed with the Securities and Exchange Commission as of December 31, 2002. Kayne Anderson Rudnick Investment Management, LLC reported sole dispositive or voting power as to none of the shares and reported that various persons shared the right to receive or the power to direct dividends from, or the proceeds from the sale of, the shares. Kayne Anderson Rudnick Investment Management, LLC disclaims any beneficial ownership of the shares reported.

The following table sets forth the number of shares of Common Stock of the Company beneficially owned by each of the current directors, director nominees and executive officers and by all directors, director nominees and executive officers as a group as of March 1, 2003.

                                                      AMOUNT AND NATURE OF
                                                      BENEFICIAL OWNERSHIP
                                                --------------------------------                PERCENT OF
                                                 CURRENTLY          ACQUIRABLE                 COMMON STOCK
DIRECTORS AND DIRECTOR NOMINEES                    OWNED          WITHIN 60 DAYS            BENEFICIALLY OWNED
                                                -----------       --------------            ------------------
       Claude E. Cooke, Jr.                           1,500                 0                           *
       H. E. Lentz                                    4,000                 0                           *
       William C. Morris(1)                       3,326,900                 0                       21.49%
       John J. Murphy                                 3,500                 0                           *
       Jesse P. Orsini                              500,000                 0                        3.23%
       C. Mark Pearson                                2,600           162,000                        1.05%
       Robert S. Rubin                            1,150,000                 0                        7.43%

OTHER EXECUTIVE OFFICERS

       Mark L. Edmunds                                    0            10,000                           *
       Paul G. Vitek                                      0            40,000                           *
       Christopher A. Wright                         86,975                 0                           *

DIRECTORS, DIRECTOR NOMINEES AND
EXECUTIVE OFFICERS AS A GROUP(1)                  5,075,525           212,000                      33.69%

*Less than 1% of total shares outstanding

(1) Shares shown as beneficially owned by Mr. Morris include 595,000 shares of Common Stock owned by Mr. Morris' wife and certain charitable foundations as to which shares Mr. Morris disclaims any beneficial ownership.


ELECTION OF DIRECTORS

NOMINEES

A board of six directors is to be elected at the meeting. Each director elected to the board will hold office until the next Annual Meeting or until his or her successor has been elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the six nominees named below, all of whom are presently directors of the Company. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy, unless the size of the Board is reduced. The proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement. It is not expected that any nominee will be unable or will decline to serve as a director.

                                              BUSINESS EXPERIENCE
                                            DURING PAST 5 YEARS AND                              DIRECTOR
      NAME (AGE)                               OTHER INFORMATION                                  SINCE
      ----------                            -----------------------                              --------
William C. Morris (64)         Chairman of the Board of the Company; Chairman of the               1987
                               Board of Directors of J. & W. Seligman & Co., Incorporated
                               (investment advisory firm); Chairman of the Board of
                               Tri-Continental Corporation; Chairman of each of the
                               investment companies in the Seligman Group of Funds;
                               and Director of Kerr-McGee Corporation.

                                              BUSINESS EXPERIENCE
                                            DURING PAST 5 YEARS AND                              DIRECTOR
      NAME (AGE)                               OTHER INFORMATION                                  SINCE
      ----------                            -----------------------                              --------
Claude E. Cooke, Jr. (73)      Of Counsel with Baker Botts LLP (law firm);                         1996
                               Partner, Hutcheson & Grundy LLP (law firm) from 1996 to 1997;
                               Of Counsel with Pravel, Hewitt, Kimball & Krieger (law firm)
                               from 1990 to 1996; employed by Exxon Production Research
                               Company from 1954 to 1986; the inventor of sintered bauxite, the original ceramic proppant.

H. E. Lentz (58)               Consultant to Lehman Brothers Inc. (investment banking firm)
                               since January 2003;  Managing Director of Lehman Brothers Inc.
                               and Principal in its Merchant Banking Group from 1998 to 2000;
                               Director of Rowan Companies, Inc. and Peabody Energy Corporation.

John J. Murphy (71)            Chairman of the Board of Dresser Industries, Inc. (hydrocarbon      1996
                               energy services and products) in 1996; Chairman and
                               Chief Executive Officer of Dresser Industries, Inc.
                               from 1983 to 1995; President of Dresser Industries, Inc.
                               from 1982 to 1992; Director of W.R. Grace & Co.
                               and ShawCor Ltd.

C. Mark Pearson (47)           President and Chief Executive Officer of the Company since          2001
                               April 2001. Senior Vice President,  Marketing & Technology
                               of the Company from January to April 2001;
                               Vice President, Marketing & Technology of the Company
                               from March 1997 to 2001; Associate Professor of
                               Petroleum Engineering at the Colorado School of Mines
                               from 1995 to March, 1997; various positions with Atlantic
                               Richfield Company from 1984 to 1995.

Robert S. Rubin (71)           Senior Vice President of Bank One Corporation since                 1997
                               2002; Director of Salomon Smith Barney (investment
                               banking firm) and predecessor firms from 1989 to 2001.


COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

The Board of Directors met six times during the last fiscal year. The Board of Directors has Audit and Compensation Committees, each comprised of three members, and a Corporate Governance and Nominating Committee comprised of four members. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees of which such director is a member.

The Audit Committee consists of Claude E. Cooke, Jr. (Chairman), John J. Murphy and Robert S. Rubin. As required by the New York Stock Exchange rules regarding Audit Committees, the Company's Board of Directors has reviewed the qualifications of its Audit Committee and has determined that all members of the current Audit Committee have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. The Audit Committee recommends engagement of the independent auditors, approves the fee arrangement and scope of the audit, reviews the financial statements and the independent auditors' report, considers comments made by the independent auditors with respect to the Company's internal control structure, and reviews internal accounting procedures and controls with the Company's financial and accounting staff. The Audit Committee is governed by a written charter approved by the Board of Directors.

The Compensation Committee consists of William C. Morris (Chairman), John J. Murphy and Robert S. Rubin. The Committee met six times during the last fiscal year. The Compensation Committee establishes policies relating to the compensation of executive officers and key management employees of the Company, reviews and approves the President and Chief Executive Officer's recommendations on incentive compensation awards and oversees the administration of the Company's stock option plan.

The Corporate Governance and Nominating Committee consists of William C. Morris (Chairman), John J. Murphy, Robert S. Rubin and Claude E. Cooke, Jr. The Committee met once during the last fiscal year. The Corporate Governance and Nominating Committee establishes corporate governance principles and guidelines applicable to the Company. These principles and guidelines address, among other matters, the size, composition and responsibilities of the Board of Directors and its Committees, including its oversight of management and consultations with management. The Committee also advises the Board of Directors with respect to the charters, structures and operations of the various Committees of the Board of Directors. The Committee is also responsible for identifying individuals qualified to become members of the Board, to recommend Director nominees for each annual meeting of shareholders and to recommend nominees for election to fill any vacancies on the Board of Directors. The Corporate Governance and Nominating Committee considers nominees recommended by shareholders. Shareholders desiring to make such recommendations should timely submit the candidate's name, together with biographical information and the candidate's written consent to be nominated and, if elected, to serve to: Chairman, Corporate Governance and Nominating Committee of the Board of Directors of CARBO Ceramics Inc., 6565 MacArthur Boulevard, Suite 1050, Irving, Texas, 75039.

REPORT OF THE AUDIT COMMITTEE

The Committee met twice during the last fiscal year. In addition, the Committee Chairman, on behalf of the Committee, reviewed with management and the independent auditors the interim financial information included in the Company's March 31, 2002, June 30, 2002 and September 30, 2002 quarterly reports on Form 10-Q prior to their filing with the Securities and Exchange Commission.

The independent auditors provided the Committee a written statement describing all the relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees". The Committee also discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement of Auditing Standards No. 61, as amended, "Communication with Audit Committees".

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee has reviewed with management the audited financial statements in the Company's annual report on Form 10-K including a discussion of the acceptability and quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the acceptability and quality of the Company's accounting principles and such other matters appropriate for discussion with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors their independence from management and the Company and considered the compatibility of nonaudit services with the auditor's independence.

The Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholders' ratification, the selection of the Company's independent auditors.


                                         CARBO Ceramics Inc. Audit Committee

                                              Claude E. Cooke, Jr., Chairman
                                              John J. Murphy
                                              Robert S. Rubin

                                              March 12, 2003

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION POLICY. The goal of the Company's compensation policy is to ensure that executive compensation is related to and supports the Company's overall objectives of improving profitability and enhancing shareholder value. To achieve this goal, the Compensation Committee has adopted the following guidelines to direct compensation decisions:

       o provide a competitive compensation package that enables the Company to attract and retain superior management personnel;

       o relate compensation to the performance of the Company and the individual; and

       o align employee objectives with the objectives of shareholders by encouraging executive stock ownership.

ELEMENTS OF COMPENSATION. The Committee believes that the above objectives are best achieved by combining current and deferred cash compensation with equity based compensation. The Company's compensation program for executive officers and other key managers consists of (i) base salary; (ii) performance-based current and deferred bonuses based upon the Company's net income before tax;
(iii) stock option grants under the Company's 1996 Stock Option Plan for Key Employees and the 1996 Stock Option Plan of Pinnacle Technologies, Inc., as amended and restated May 31, 2002 (together "the stock option plans"); and (iv) matching contributions and discretionary contributions under the Company's Savings and Profit Sharing Plan.

Base Salary. Executives' base salary levels are reviewed annually to determine whether they are near the median range for persons holding similar positions with companies that are of a similar size. It is the goal of the Compensation Committee to set salary ranges for the Company's executive officers at the 50th percentile when compared to these similar businesses. The Compensation Committee uses various salary surveys, prepared by independent compensation analysts, to determine the salary level that falls at the 50th percentile. Individual salaries are established within the salary range based on individual performance in the most recently completed twelve months.

Current and Deferred Bonuses. Since the inception of the Company, it has been management's objective to have a significant portion of key employee compensation performance-based. In order to achieve this objective the Company established the CARBO Ceramics Inc. Incentive Compensation Plan (the "Incentive Compensation Plan") that generates an incentive compensation "pool", the size of which is determined by the net income before tax that is generated by the Company annually. Upon its formation, the Compensation Committee reviewed and ratified the Incentive Compensation Plan.

The President and Chief Executive Officer of the Company recommends to the Compensation Committee a distribution of the pool among key employees, including executive officers, of the Company. Individual performance is the key factor considered by the President and Chief Executive Officer in determining the recommended distribution for each key employee and executive officer. In order to retain the services of key employees and executive officers, it is intended that a portion of the amount awarded under the Incentive Compensation Plan be paid on a deferred basis over a three year period and is subject to forfeiture if the executive's employment with the Company ceases for any reason other than death, permanent disability or normal retirement. In 2002, the portion of incentive compensation that was deferred for executive officers, excluding the President and Chief Executive Officer, was approximately 52 percent.

Stock Options. The Compensation Committee strongly believes that the interests of shareholders and executives become more closely aligned when executives are provided with an opportunity to acquire a proprietary interest in the Company through ownership of the Company's Common Stock. Accordingly, key employees and executive officers of the Company are eligible to participate in the stock option plans whereby they are granted options to purchase shares of the Company's Common Stock in the future at a price that is specified at the time of the grant. Stock options are granted with an exercise price of no less than the fair market value on the date of the grant and are exercisable in four equal annual installments beginning one year after the date of the grant. Individual stock option grants are determined based on individual and company performance.

CEO COMPENSATION. C. Mark Pearson was appointed to the position of President and Chief Executive Officer of the Company effective April 10, 2001. Dr. Pearson's compensation package has been designed to encourage short and long-term performance in line with shareholder interests. Dr. Pearson has an employment agreement with the

Company that will expire on December 31, 2003. Under the terms of the agreement, Dr. Pearson will receive an annual base salary of not less than $200,000 per year and an incentive bonus based on the net income before tax generated by the Company. In light of the existence of the employment agreement between the Company and Dr. Pearson, none of the incentive bonus earned under the terms of the agreement is deferred. In 1997, Dr. Pearson was granted options to purchase 110,000 shares of the Company's Common Stock at a weighted average price of $20.20 per share under the terms of the 1996 Stock Option Plan for Key Employees. In 2001, at the time of his appointment as President and Chief Executive Officer of the Company, Dr. Pearson was granted additional options to purchase 100,000 shares of the Company's Common Stock at a weighted average price of $34.52 per share under the terms of the 1996 Stock Option Plan for Key Employees. The Compensation Committee believes that Dr. Pearson's total compensation is reflective of his position and responsibility and that he is paid comparably to chief executive officers of companies of similar size and complexity.

INTERNAL REVENUE CODE SECTION 162(m). Section 162(m) of the Internal Revenue Code and the regulations thereunder place a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to certain of the Company's most highly compensated officers. Section 162(m) does not however, disallow a deduction for qualified "performance-based compensation," the material terms of which are disclosed to and approved by shareholders. Awards pursuant to the Company's 1996 Stock Option Plan for Key Employees generally should qualify as "performance-based compensation," provided the plan is approved by shareholders. The Board of Directors plans to take such actions in the future to satisfy the requirements of Section 162(m) and minimize the loss of tax deductions related to compensation as they deem necessary and appropriate in light of the Company's compensation objectives.


                                CARBO Ceramics Inc. Compensation Committee

                                William C. Morris, Chairman
                                John J. Murphy
                                Robert S. Rubin

                                March 12, 2003

EXECUTIVE COMPENSATION

The following table sets forth certain information concerning annual compensation for the Company's Chief Executive Officer and executive officers whose total salary and bonus exceeded $100,000 for services rendered in all capacities to the Company during the year ended December 31, 2002.

                                      SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------------------------------
                                                                                            LONG-TERM
                                                                                          COMPENSATION
                                                            ANNUAL COMPENSATION              AWARDS
                                                      ----------------------------------  -------------
                                                                                OTHER       NUMBER OF
                                                                                ANNUAL     SECURITIES
                                                                                COMPEN-     UNDERLYING
        NAME AND PRINCIPAL POSITION          YEAR      SALARY      BONUS(1)    SATION(2)     OPTIONS
        ---------------------------         ------    --------     --------    ---------  -------------
C. Mark Pearson, President                   2002     $200,000     $216,471    $ 16,464             --
     and Chief Executive Officer(3)          2001      180,400      314,136      14,558        100,000
                                             2000      105,000      120,000      13,879             --

Paul G. Vitek, Senior Vice President of      2002      160,000      182,000      16,464             --
     Finance & Administration and            2001      128,000      240,000      14,558         30,000
     Chief Financial Officer                 2000      105,000      115,000      13,879             --

Mark L. Edmunds, Vice President of           2002      112,500       95,000       1,875         40,000
     Operations


(1) For Dr. Pearson and Messrs. Vitek and Edmunds, bonus includes deferred amounts under the Company's incentive compensation plan, which are payable in equal annual amounts over a consecutive three-year period and may be forfeited to the Company under certain circumstances. The deferred portion of the bonus for Messrs. Vitek and Edmunds was $95,000 and $50,000, respectively for 2002. The deferred portion of the bonus for Dr. Pearson and Mr. Vitek was $30,000, and $110,000, respectively for 2001 and $25,000 each for 2000.

(2)  Consists of Company contributions to the savings and profit sharing plan.

(3) Dr. Pearson became President and Chief Executive Officer on April 10, 2001. He had previously served as Senior Vice President of Marketing and Technology and Vice President of Marketing.

The following table sets forth certain information concerning options granted during 2002 to the named executives:

                                  INDIVIDUAL GRANTS (1)
---------------------------------------------------------------------------------------
                              NUMBER OF       % OF TOTAL
                             SECURITIES     OPTIONS GRANTED  EXERCISE OR
                             UNDERLYING     TO EMPLOYEES IN   BASE PRICE     EXPIRATION      GRANT DATE
     NAME                  OPTIONS GRANTED    FISCAL YEAR     PER SHARE         DATE       PRESENT VALUE(2)
---------------------      ---------------  ---------------  -----------     ----------    ----------------
Mark L. Edmunds                40,000             33%           $41.50        4/10/2012        $746,400

(1) All options become exercisable in four equal annual installments commencing on the first anniversary of the date of grant or earlier upon the change in control of the Company.

(2) Option values reflect Black-Scholes model output for options. The assumptions used in the model were expected volatility of .498, risk-free rate of return of 4.59%, dividend yield of 1.0%, and time to exercise of five years.

The following table sets forth certain information concerning options exercised during 2002 and presents the value of unexercised options held by the named executives at December 31, 2002:

                                                                    NUMBER OF SECURITIES   VALUE OF UNEXERCISED
                                                                         UNDERLYING            IN-THE-MONEY
                                                                     UNEXERCISED OPTIONS         OPTIONS
                                    SHARES                           AT FISCAL YEAR-END     AT FISCAL YEAR-END
                                   ACQUIRED                            EXERCISABLE (E)/      EXERCISABLE (E)/
            NAME               ON EXERCISE (#)    VALUE REALIZED      UNEXERCISABLE (U)     UNEXERCISABLE (U)
---------------------------    ---------------    ---------------   --------------------   --------------------
C. Mark Pearson                             --    $            --              110,000E         $ 1,484,500E
                                                                                25,000E                  --
                                                                                75,000U                  --

Paul G. Vitek                               --                 --               25,000E             417,500E
                                                                                 7,500E                  --
                                                                                22,500U                  --

Mark L. Edmunds                             --                 --               40,000U                  --


The Company has entered into an employment agreement with Dr. Pearson pursuant to which Dr. Pearson is employed as President and Chief Executive Officer of the Company. The agreement runs through December 31, 2003 and extends automatically for successive one-year periods. During the term of this agreement, Dr. Pearson will receive an annual base salary of not less than $200,000 and an incentive bonus for each fiscal year equal to the sum of (a) 0.5% of the Company's earnings before interest and taxes for such fiscal year ("EBIT") up to $20,000,000 plus (b) 1.0% of EBIT in excess of $20,000,000. Dr. Pearson will also be entitled to continue to participate in all benefit plans available to other executive officers of the Company during the employment term, other than the Company's Incentive Compensation Plan. In the event of Dr. Pearson's death or disability during the employment term, Dr. Pearson, or his estate, will receive a prorated incentive bonus for the year in which his employment terminates. In the event that Dr. Pearson's employment is terminated by the Company without cause during the employment term, Dr. Pearson will receive two years' base salary, payable in installments, and a prorated incentive bonus, any unvested stock options that he holds under the Company's stock option plan will vest immediately and all of his outstanding options under the Company's stock option plan will be exercisable for a period of 30 days following termination. In the event that Dr. Pearson's employment is terminated by the Company or that Dr. Pearson voluntarily terminates his employment for good reason (as defined), during the one-year period following a change in control of the Company, Dr. Pearson will receive two years' base salary, payable in installments, and a prorated incentive bonus, any unvested stock options that he holds under the Company's stock option plan will vest immediately and all of his outstanding options under the Company's stock option plan will be exercisable for a period of 30 days following termination. In the event that Dr. Pearson's employment is terminated for any other reason, Dr. Pearson will receive his base salary earned to the date of termination and any earned but unused vacation and any stock options that he holds will terminate in accordance with the terms of the Company's stock option plan. The agreement also contains a two-year non-competition covenant that would become effective upon termination of Dr. Pearson's employment for any reason.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about the Company's Common Stock that may be issued upon the exercise of options all of the Company's existing equity compensation plans as of December 31, 2002, including the CARBO Ceramics Inc. 1996 Stock Option Plan for Key Employees and the 1996 Stock Option Plan of Pinnacle Technologies, Inc., as amended and restated May 31, 2002.



                               NUMBER OF SECURITIES      WEIGHTED-AVERAGE        NUMBER OF SECURITIES REMAINING
                                TO BE ISSUED UPON         EXERCISE PRICE      AVAILABLE FOR FUTURE ISSUANCE UNDER
                                   EXERCISE OF,           OF OUTSTANDING           EQUITY COMPENSATION PLANS
                               OUTSTANDING OPTIONS,     OPTIONS, WARRANTS       (EXCLUDING SECURITIES REFLECTED
       PLAN CATEGORY           WARRANTS AND RIGHTS          AND RIGHTS                   IN 1ST COLUMN)
----------------------------  ----------------------  ----------------------  -----------------------------------
Equity compensation
plans approved by                      606,250                 $29.38                        63,000
security holders(1)

Equity compensation
plans not approved by                  171,230                 $21.79                         9,670
security holders(2)(3)
                              ----------------------  ----------------------  -----------------------------------
    Total                              777,480                 $27.41                        72,670

(1)  Issued under the CARBO Ceramics Inc. 1996 Stock Option Plan for Key
     Employees.

(2) Issued under the 1996 Stock Option Plan of Pinnacle Technologies, Inc., as amended and restated May 31, 2002, which was assumed by the Company in the acquisition of Pinnacle Technologies, Inc. in May 2002.

(3) For additional information about the 1996 Stock Option Plan of Pinnacle Technologies, Inc., as amended and restated May 31, 2002, see note 8 to the consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.


SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

Mark L. Edmunds and Christopher A. Wright, officers of the Company, each did not file one Form 3 in 2002.


DIRECTORS' FEES

Directors who are employees of the Company are not compensated for serving as directors. Directors who are not employees of the Company are paid $5,000 per calendar quarter plus $1,000 per meeting for attending meetings of the Board of Directors or meetings of any committee thereof not immediately preceding or following a meeting of the Board of Directors. The Chairman of the Board of Directors is paid $9,000 per calendar quarter plus $1,000 per meeting for attending meetings of the Board of Directors or meetings of any committee thereof not immediately preceding or following a meeting of the Board of Directors. All directors are reimbursed for out-of-pocket expenses incurred by them in attending meetings of the Board of Directors and its committees and otherwise in performing their duties as directors.

Jesse P. Orsini retired as President and Chief Executive Officer of CARBO Ceramics on April 10, 2001 and is retiring as a director of the Company following the 2003 Annual Meeting. The Company entered into a consulting agreement with Mr. Orsini for a one-year period starting April 10, 2001, which provided for a fixed monthly fee of $6,250 and reimbursement of certain business expenses. The Company also agreed to the continuation of medical insurance coverage for Mr. Orsini on the same terms as an employee until he turns 65 years of age in 2006.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Subject to ratification by the shareholders, the Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the current fiscal year.

AUDIT FEES. Ernst & Young's fees for the Company's 2002 annual audit and review of interim financial statements were $111,500.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. Ernst & Young did not render any professional services to the Company in 2002 with respect to financial information systems design and implementation.

ALL OTHER FEES. Ernst & Young's fees for all other services during 2002 were $281,070, including $181,975 for audit related services, $92,115 for tax services, and $6,980 for non-audit services. Audit related services fees include fees for employee benefit plan audits, work on SEC registration statements, due diligence work and accounting consultation in connection with the acquisition of Pinnacle Technologies, Inc.. Tax services primarily involve assistance with tax return compliance. Non-audit services include various consultation services.

Ernst & Young LLP has acted as auditors for the Company since its formation in 1987. Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Audit Committee and the Board of Directors recommend the shareholders vote "FOR" such ratification.


OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is the intention of each of the persons named in the proxy to vote in accordance with his judgment on such matters.


STOCK PERFORMANCE GRAPH

The following graph sets forth the cumulative total shareholder return (assuming reinvestment of dividends) to CARBO Ceramics Inc. shareholders during the period beginning December 31, 1997, and ending December 31, 2002, as well as an overall stock market index (The S&P Composite Index) and a peer group index (Oil and Gas Field Service Stocks, Source: Media General Financial Services):


                              (PERFORMANCE GRAPH)

Company Name/Index        Dec 97       Dec 98       Dec 99       Dec 00      Dec 01       Dec 02
------------------        ------       ------       ------       ------      ------       ------
CARBO CERAMICS INC         100          55.23        70.00       121.05      127.89       111.21
S&P 500 INDEX              100         128.58       155.63       141.46      124.65        97.10
PEER GROUP                 100          52.51        73.78       112.24       70.32        65.27

The stock performance graph assumes $100 was invested on December 31, 1997. For CARBO Ceramics Inc. the December 31, 1997 closing price of $32.00 per share was used to establish the value as of December 31, 1997.

                                                                Please Mark Here
                                                                for Address
                                                                Change or    [ ]
                                                                Comments
                                                                SEE REVERSE SIDE


                                                                                                               FOR  AGAINST  ABSTAIN
1. To elect six Directors. The Board of          2. Proposal to ratify the appointment of Ernst & Young LLP,    [ ]     [ ]     [ ]
   Directors recommends a vote FOR                 certified public accountants, as independent auditors for
   the nominees listed below.                      the fiscal year ending December 31, 2003.

                            FOR all              WITHHOLD AUTHORITY
                        nominees listed   to vote for all nominees listed
                              [ ]                       [ ]
01 Claude E. Cooke, Jr.
02 H. E. Lentz                                  3. In their discretion to vote upon such other business as
03 William C. Morris                               may properly come before the meeting.
04 John J. Murphy
05 C. Mark Pearson
06 Robert S. Rubin

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

Exceptions                                                                 The Board of Directors recommends that you vote FOR the
           ------------------------------------                            nominees and the proposal listed above. This proxy when
                                                                           properly executed will be voted in the manner directed
                                                                           herein by the undersigned shareholder. If no direction is
                                                                           given, this proxy will be voted FOR the nominees and the
                                                                           proposal.

                                                                            DATED:                                        , 2003
                                                                                  ----------------------------------------

                                                                            ----------------------------------------------------
                                                                                         (SIGNATURE OF SHAREHOLDER)

                                                                            ----------------------------------------------------
                                                                                         (SIGNATURE IF HELD JOINTLY)


PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY,
EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN FULL CORPORATE NAME BY
PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.
-----------------------------------------------------------------------------------------------------------------------------------
                                                     FOLD AND DETACH HERE

                                      PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                               CARBO CERAMICS INC.

     The undersigned hereby appoints C. Mark Pearson and Paul G. Vitek, or any one of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of CARBO Ceramics Inc. held of record by the undersigned on February 14, 2003 at the Annual Meeting of Shareholders to be held on April 8, 2003, or any adjournment or continuation thereof.


                            (PLEASE SEE REVERSE SIDE)




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                              FOLD AND DETACH HERE